Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Annual Report on Form 10-K of Rave Restaurant Group, Inc. for the year ended June 26, 2022 of our report dated September 23, 2022 included in its Registration Statements on Forms S-8 (Nos. 333-76296 and 333-207428) and Forms S-3 (Nos. 333-219483 and 333-221169) relating to the consolidated financial statements and financial statement schedules for the year ended June 26, 2022.

ArmaninoLLP
Dallas, Texas

September 21, 2023